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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): JUNE 7, 1999


                          ANCHOR BANCORP WISCONSIN INC.
             (Exact name of registrant as specified in its charter)



   WISCONSIN                            0-20006                        39-1726871
(State or other jurisdiction of    (Commission File Number)     (IRS Employer Identification No.)
  incorporation)



                               25 WEST MAIN STREET
                            MADISON, WISCONSIN 53703
                    (Address of Principal Executive Offices)


                                 (608) 252-8700
              (Registrant's Telephone Number, Including Area Code)


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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

         On January 5, 1999, the Registrant entered into a definitive Agreement and Plan of Reorganization (the "Agreement") with FCB Financial Corp. ("FCB") which provided for the stock-for-stock merger of FCB with and into the Registrant (the "Merger"), subject to approval by the shareholders of FCB and the Registrant. The Registrant subsequently filed a Registration Statement on Form S-4 under the Securities Act of 1933 (Registration No. 333-77163), which was declared effective on April 28, 1999, including a Joint Proxy Statement/Prospectus relating to the solicitation of proxies from the shareholders of each company and to register shares of the Registrant's common stock to be issued in the Merger. Such Registration Statement sets forth certain information concerning the Registrant, FCB, and the Merger, including without limitation, a description of the companies, the nature and amount of consideration paid by the Registrant, the method used for determining the amount of such consideration, and the nature of any material relationships between FCB and the Registrant. Such information is incorporated herein by reference as additional information in response to Item 2 of this Current Report on Form 8-K.

         The Agreement was approved by the shareholders of FCB and the Registrant at separate special meetings of the shareholders of each company held on June 7, 1999.

         At the special meeting of FCB's shareholders 3,840,680 votes were eligible to be cast, and a simple majority (1,920,341 votes) was necessary to approve the Agreement. Of the shares eligible to vote, 3,221,733 shares were represented at that meeting, which were voted as follows: 3,069,242 shares were voted in favor of approval of the Agreement; 134,402 shares were voted against approval of the Agreement; and 18,089 shares abstained.

         At the special meeting of the Registrant's shareholders 18,068,490 votes were eligible to be cast, and a simple majority (9,034,246 votes) was necessary to approve the Agreement and the issuance of additional shares of common stock in connection with the Merger. Of the shares eligible to vote at that meeting, 14,840,577 shares were represented, which were voted as follows:
14,371,638 shares were voted in favor of approval of the Agreement and the issuance of additional shares; 350,599 shares were voted against approval of the Agreement and the issuance of additional shares; and 118,340 shares abstained.

         On June 7, 1999, following the special meetings of the two companies, a closing was held, the Registrant filed Articles of Merger with the Wisconsin Department of Financial Institutions, and the Merger was consummated. Pursuant to their own terms, the Articles of Merger became effective as of 12:01 a.m. CDT on June 8, 1999, and, pursuant to the terms of the Agreement, the merger of Fox Cities Bank and AnchorBank, S.S.B., wholly-owned subsidiaries of FCB and the Registrant, respectively, became effective immediately thereafter.

         Pursuant to the terms of the Agreement, the exchange ratio in the Merger was 1.83 shares of the Registrant's common stock for each share of FCB common stock outstanding at the effective time, plus cash in lieu of fractional shares at the rate of $17.06 per whole share

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of the Registrant's common stock. As a result of the Merger, the Registrant issued 7,026,395 shares of common stock and will pay approximately $9,493.02 in cash in lieu of the issuance of fractional shares. In its capacity as the Registrant's Exchange Agent, Firstar Bank Milwaukee, N.A. mailed Letters of Transmittal to former FCB shareholders on or about June 8, 1999.

         The Merger was accounted for as a pooling of interests transaction under generally accepted accounting principles.

         At March 31, 1999, FCB and its subsidiaries had assets of approximately $521,909,000.


ITEM 5.           OTHER EVENTS

         Pursuant to the terms of the Agreement, the Registrant also entered into employment contracts dated as of June 8, 1999, with Mr. James J. Rothenbach and Mr. Donald D. Parker, former officers of FCB, which agreements are being filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial statements of business acquired: To be filed by amendment pursuant to Item 7(a)(4) of Form 8-K.

         (b) Pro forma financial information: To be filed by amendment pursuant to Item 7(b)(2) of Form 8-K.

         (c) Exhibits: See Exhibit Index attached hereto and incorporated herein by reference.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ANCHOR BANCORP WISCONSIN INC.



                                     By:   /s/ Michael W. Helser
                                           -------------------------------------
                                               Michael W. Helser
                                           Treasurer and Chief Financial Officer


Dated:            June 22, 1999


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                                  EXHIBIT INDEX
                                       TO
                           CURRENT REPORT ON FORM 8-K


                                                                           INCORPORATED
EXHIBIT                                                                         HEREIN BY                                  FILED
NUMBER                    DESCRIPTION                                      REFERENCE FROM                                HEREWITH
------                    -----------                                      --------------                                --------
3.1           Articles of Merger relating to the merger of                                                                 X*
              FCB Financial Corp. and the Registrant effective
              June 8, 1999

10.1          Employment Agreement dated as of June 8, 1999,                                                               X
              by and between the Registrant and Mr. James J.
              Rothenbach

10.2          Employment Agreement dated as of June 8, 1999,                                                               X
              by and between the Registrant and Mr. Donald D.
              Parker

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*    The Agreement and Plan of Merger dated January 5, 1999, between FCB
     Financial Corp. and the Registrant referenced in and attached to the Articles of Merger is filed as Exhibit 2.1 to the Registrant's Registration Statement on Form S-4 filed with the Commission on April 28, 1999 (File No. 333-77163) and is incorporated herein by reference thereto.

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